UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	June 12, 2009

Village Super Market, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

733 Mountain Avenue
Springfield, New Jersey	07081
(Address of principal executive offices)	(Zip Code)

(973) 467-2200
Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2009, the registrant’s Board of Directors elected Peter R. Lavoy, Stephen F. Rooney, Nicholas Sumas, John J. Sumas and Kevin Begley as directors of the registrant.  Mr. Lavoy and Mr. Rooney are independent directors as defined by the listing standards of NASDAQ.  The qualifications and appointments to Board Committees for each director are set forth in the press release dated June 12, 2009 attached hereto as exhibit 99.1 and incorporated herein by reference.

It is expected that Mr. Lavoy and Mr. Rooney, as independent directors, will participate in the registrant’s non-employee Director compensation arrangements, in amounts and otherwise as generally described under the heading “Director Compensation” in the proxy statement for the registrant’s 2008 annual meeting of stockholders.

The Directors have determined that Mr. Lavoy and Mr. Rooney: have no material relationship with the registrant; are independent within the meaning of the rules and regulations of the Securities and Exchange Commission and NASDAQ, including those applicable to members of the Audit Committee; and have the financial sophistication and other attributes required for audit committee membership under applicable NASDAQ rules.

There are no arrangements or understandings between the five newly elected Directors and any persons pursuant to which the five newly elected Directors were selected as directors.  There are no current or proposed transactions between the Company and their immediate family members that would require disclosure under item 404(a) of Regulations S-K promulgated by the Securities and Exchange Commission.

Item 9.01 – Financial Statements and Exhibits.

A copy of the press releasing announcing Peter R. Lavoy, Stephen F. Rooney, Nicholas Sumas, John J. Sumas and Kevin Begley to the Board is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

June 15, 2009	By:	/s/ Kevin R. Begley

	Name:	Kevin R. Begley
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	June 12, 2009 Press Release